                                                                    EXHIBIT 10.4



                                  AMENDMENT OF
                              EMPLOYMENT AGREEMENT

         WHEREAS, ACSYS, Inc. (the "Company") and Pat Kennedy (the "Executive") have entered into an employment agreement dated February 7, 2000 (the "Employment Agreement");

         WHEREAS, the Company, Tiberia B.V. ("Tiberia"), Platform Purchaser Inc. ("Purchaser"), Vedior N.V. and Select Appointments North America Inc. have entered into an agreement dated April 16, 2000 ((the "Merger Agreement") providing for the merger of Purchaser with and into the Company with the Company surviving as a wholly owned subsidiary of Tiberia (the "Merger"), and a condition of the consummation of the Merger pursuant to the Merger Agreement is that the Executive enter into this amendment;

         WHEREAS, subject to the terms of the Merger Agreement, Purchaser is to purchase Shares pursuant to an Offer if the Minimum Tender Condition is satisfied, and the date on which such purchase occurs is referred to as the "Tender Date" for purposes of this amendment (as the terms "Shares," "Offer," and "Minimum Tender Condition" are defined in the Merger Agreement);

         NOW, THEREFORE, pursuant to Section 13(f) of the Employment Agreement, IT IS AGREED by and between the parties hereto that, effective as of the Tender Date, the Employment Agreement is hereby amended in the following particulars; provided however, that this amendment shall be without effect if the Tender Date does not occur, or if the Executive's employment with the Company terminates prior to the Tender Date:

1. By adding the following sentence after the second sentence of Section 1(a) of the Employment Agreement:

         "As of the Tender Date (as defined in Section 2(c)) the Executive shall have the title of Executive Vice President, IT Division of the Company."

2.       By substituting the following for Section 2(b) of the Employment
         Agreement:

                  "(b)     Bonus. Executive shall be eligible to receive bonus
         compensation as hereinafter set forth. The determination of such bonus amount and the time of payment of such bonus shall be substantially in accordance with the description of the determination of such bonus in accordance with Exhibit A to this Agreement (which relates to the bonus calculation of certain other employees), which is attached to and forms a part of this Agreement. The revenue and EBITDA goals for the year 2000 shall be as currently set forth in the budget prepared by the Company's management for the year 2000. The revenue and EBITDA goals for the year 2001 shall be established by the Company's management in accordance with historical practices but shall be subject to approval by the Company's Board of Directors. In no event shall the annual bonus be less than $50,000."

3.       By adding the following new Section 2(c) to the Employment Agreement:

                  "(c)     Acsys, Inc. ("Acsys"), Tiberia B.V. ("Tiberia"),
         Platform Purchaser Inc. ("Purchaser"), Vedior N.V. and Select Appointments North America Inc. have entered into an agreement dated April 16, 2000 (the "Merger Agreement") providing for the merger of Purchaser with and into Acsys with Acsys surviving as a wholly owned subsidiary of Tiberia (the "Merger"). Subject to the terms of the Merger Agreement, Purchaser is to purchase Shares pursuant to an Offer if the Minimum Tender Condition is satisfied, and the date on which such purchase occurs is referred to as the "Tender Date" for purposes of this Agreement (as the terms "Shares," "Offer," and "Minimum Tender Condition" are defined in the Merger Agreement). As of the Tender Date, the Company shall make a lump sum cash payment to the Executive equal to $532,013, if the Executive is employed by the Company on that date. As soon as practicable after the two-year anniversary of the Tender Date, if the Executive is employed by the Company on such two-year anniversary, the Executive shall be entitled to a second payment of $532,013."

4.       By adding the following new Section 3(d) to the Employment Agreement:

         "The payment to Executive with respect to any Unvested Platform Option Value of Platform Options (as the terms "Unvested Platform Option Value" and "Platform Options" are defined in the Merger Agreement) shall be made as follows: (i) 50% of the Unvested Platform Option Value of each Platform Option shall be paid in cash in a lump sum on the Effective Time (as the term "Effective Time" is defined in the Merger Agreement), and (ii) 50% of the Unvested Platform Option Value of each Platform Option shall be paid in cash in a lump sum on the two-year anniversary of the Effective Time."

5.       By adding the following at the end of Section 4(a) of the Employment
         Agreement:

         "Termination under this Section 4(a) shall be deemed termination without Cause."

6.       By substituting the following for Section 4(b) of the Employment
         Agreement:

                  "(b)     Termination Without Cause, Resignation for Good
         Reason. Company may terminate Executive's employment at any time without Cause by providing Executive with written notice of the Termination. If the Executive's employment with the Company terminates at any time on or after the Tender Date, and prior to the two-year anniversary of the Tender Date, and any one of the paragraphs (i), (ii) or (iii) below are applicable to the termination, Executive shall be entitled to a lump sum severance payment of $532,013 (but only if Executive executes a separation agreement including a general release and reaffirmation of certain covenants in this Agreement in a form acceptable to Company):

                           (i) the Executive resigns for Good Reason;

                           (ii) the following paragraphs (A), (B), and (C) are all applicable to the Executive's termination of employment:

                  (A) the Executive's employment is terminated for Cause under circumstances described in Section 4(c)(iv) (relating to failure to perform certain duties),
                           Section 4(c)(v) (relating to disability), Section 4(c)(viii) (relating to certain other breaches) or
                           Section 4(c)(ix) (relating to termination for failure to meet performance expectations);

                  (B) none of the other circumstances of "Cause" as described in Section 4.1(c) clauses (i), (ii), (iii),
                           (vi), or (vii) are applicable to the Executive; and

                  (C) there has not been willful and continued dereliction of duties by the Executive that is not corrected by the Executive within a reasonable period of time after a written demand for corrective action is delivered to the Executive by the Company's Chief Executive Officer; or

                           (iii) the Executive's employment is terminated by the Company without Cause."

7. By deleting the following sentence where it appears in Section 4(c) of the Employment Agreement:

         "If Company terminates Executive's employment for Cause pursuant to
         Section 4(c)(ix), Executive shall not be bound by the noncompetition restriction in Section 7(c) below."

8. By deleting paragraphs (i) and (ii) of Section 4(e) of the Employment Agreement, and substituting the following for such paragraphs:

                  "(i) a material breach by the Company of any material provision of this Agreement; provided, however that a change in the Executive's duties, responsibilities, authority, or reporting relationships shall not constitute a basis for a "Good Reason" termination unless either (I) such change results in assignment to the Executive of a position that is at a lower rank than the rank held by the Executive immediately prior to the change, or (II) the Executive is assigned tasks that would be materially inconsistent with those of the position assigned to the Executive, or the Executive, in any material respect, fails to be given the authority, power, responsibilities and duties as are inherent in the position assigned to the Executive and necessary to carry out the Executive's responsibilities and the duties of the position; or

                  (ii) relocation of Executive out of the Atlanta area to which Executive is currently in the process of locating."

9.       By substituting the following for Section 4(f) of the Employment
         Agreement:

         "(f)  [RESERVED]"


         IN WITNESS WHEREOF, the parties have agreed to this Amendment of the Employment Agreement as of this 16th day of April, 2000.


Acsys, Inc.                              Pat Kennedy

By /s/ David C. Cooper                      /s/ Pat Kennedy
  -----------------------                 -------------------

                                    Exhibit A

                              Acsys Inc. Year 2000
                                   IT Division
                       Field Operations Bonus Calculations

Executive/Group Director:                 Can earn 100% of base salary
         Eligible Employees: Executive Director, J. Joyce, R. Harrison


Regional/Area Director:                   Can earn 50% of base salary
Eligible Employees:

Quarterly Pay out  (50% of the total bonus calculation)

The quarterly bonus, to be paid on April 30, July 31, Oct 31 and Jan 31, will be based on the following criteria:

         Based on meeting budget goals of
                              Revenue                    Weighted at 50%
                              EBITDA                     Weighted at 30%
         Maintaining 95% of A/R less than 120 days old   Weighted at 20%

Annual Pay Out (50% of the total bonus calculation)

The annual bonus, to be paid on Jan 31, will be based on the following criteria:

         Based on meeting budget goals of
                              Revenue                    Weighted at 50%
                              EBITDA                     Weighted at 50%


< 105% of budget-0%                 110% of budget-           50%               116% of budget-           80%
105% of budget-            25%      111% of budget-           55%               117% of budget-           85%
106% of budget-            30%      112% of budget-           60%               118% of budget-           90%
107% of budget-            35%      113% of budget-           65%               119% of budget-           95%
108% of budget-            40%      114% of budget-           70%               120% of budget-           100%
109% of budget-            45%      115% of budget-           75%               Discretionary